EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 4, 2005 relating to the financial statements of Auriga Laboratories, Inc., formerly known as Multi Link Telecommunications, Inc., as of and for the year ended September 30, 2004, appearing in Form 10-K for the year ended September 30, 2004 of Auriga Laboratories, Inc., formerly known as Multi Link Telecommunications, Inc.

August 22, 2006

Very truly yours,

/s/ Michael Johnson & Co., LLC
Michael Johnson & Co., LLC
Denver, Colorado